Exhibit 23.1


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 29, 1999 except for the third paragraph of Note 11, as to which the date is April 14, 1999, appearing on page 29 of Brilliant Digital Entertainment's Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP


Los Angeles, California
June 28, 1999